INVESTMENT ADVISORY AGREEMENT
                          -----------------------------


                                WPG EURONET FUND


         AGREEMENT made as of the __ day of ________, 2000, by and between WEISS, PECK & GREER FUNDS TRUST, a Massachusetts business trust (the "Trust"), on behalf of its series WPG EURONET FUND (the "Fund"), and WEISS, PECK & GREER, L.L.C., a New York limited liability company (the "Investment Adviser" or "WPG").

         The Trust is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Investment Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

         The Trust desires the Investment Adviser to render services to the Trust, on behalf of the Fund, and the Investment Adviser is willing to render such services upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. INVESTMENT ADVISER. The Trust will, and hereby does, retain the Investment Adviser to act as the investment adviser of the Fund and to provide certain services, as more fully set forth below, and the Investment Adviser hereby accepts such retainer.

2. SUB-ADVISERS. The Investment Adviser may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, as amended, to act as sub-advisers to provide with respect to the Fund certain services set forth in Section 4 of this Agreement, all as shall be set forth in a written contract to which the Trust, on behalf of the Fund, and the Investment Adviser shall be parties, which contract shall be subject to approval by the vote of a majority of the Trustees of the Trust who are not interested persons of the Investment Adviser, the sub-adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval and by the vote of a majority of the outstanding voting securities of the Fund and otherwise consistent with the terms of the 1940 Act.

3. INFORMATION SUPPLIED BY THE TRUST. The Trust will, from time to time, deliver to the Investment Adviser detailed statements of the assets and resources of the Fund and information as to the Fund's investment objectives.

4.   ADVISORY SERVICES.

     (a) The Investment Adviser will regularly provide the Trust, on behalf of the Fund, with investment research, advice and supervision and will furnish continuously an investment program for the Fund consistent with the investment objectives and policies of the Fund. The Investment Adviser will determine from time to time what securities


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          shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested as cash, subject always to the provisions of the Trust's Declaration of Trust, By-Laws and its registration statement under the 1940 Act and under the Securities Act of 1933 covering the Trust's shares, as filed with the Securities and Exchange Commission, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Trust may from time to time establish. To carry out such determinations, the Investment Adviser will place orders for the investment and reinvestment of Fund assets. The Investment Adviser will exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) The Investment Adviser will, to the extent reasonably required in the conduct of the business of the Fund and upon its request, furnish to the Fund research, statistical and advisory reports upon the industries, businesses, corporations or securities as to which such requests shall be made, whether or not the Fund shall at the time have any investment in such industries, businesses, corporations or securities. The Investment Adviser will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or securities.

     (c) The Investment Adviser will maintain all books and records with respect to the Fund's securities transactions required by sub-paragraphs (b)(5),(6),(9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the Trust's custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. The Investment Adviser will also provide to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

5. ALLOCATION OF CHARGES AND EXPENSES. The Investment Adviser will pay all costs incurred by it in connection with the performance of its duties under
     Section 4. The Investment Adviser will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust or the Fund, the services of such of its principals, officers and employees as may be duly elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Investment Adviser will not be required to bear any expenses otherwise payable by the Trust or the Fund except as may be specifically agreed pursuant to Section 7 of this Agreement, but will be required to pay expenses specifically allocated to the Investment Adviser in this paragraph


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     5. In particular, but without limiting the generality of the foregoing, the
     Investment Adviser will not be required to pay: (i) fees and expenses of any administrator of the Fund; (ii) organization expenses of the Trust or the Fund; (iii) fees and expenses incurred by the Trust in connection with membership in investment company organizations; (iv) brokers' commissions;
     (v) payment for portfolio pricing services to a pricing agent, if any; (vi) legal, accounting or auditing expenses (including an allocable portion of the cost of its employees rendering legal services to the Trust); (vii) interest, insurance premiums, taxes or governmental fees; (viii) the fees and expenses of the transfer agent of the Trust; (ix) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of shares of the Trust; (x) the expenses of and fees for registering or qualifying shares for sale and of maintaining the registration of the Trust and registering the Trust as a broker or a dealer; (xi) the fees and expenses of Trustees of the Trust who are not affiliated with the Investment Adviser; (xii) the cost of preparing and distributing reports and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities; (xiii) the fees or disbursements of custodians of the Trust's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiv) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing; (xv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; or (xvi) distribution fees and service fees.

6.   LIMITATION OF LIABILITY.


     (a) THE INVESTMENT ADVISER. The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Investment Adviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation; but nothing contained herein will be construed to protect the Investment Adviser against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     (b) THE TRUST. It is understood and expressly stipulated that none of the Trustees or shareholders of the Trust shall be personally liable hereunder. Neither the Trustees, officers, agents nor shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. No series of the Trust shall be liable for any claims against any other series.

7. COMPENSATION OF THE INVESTMENT ADVISER. Neither the Investment Adviser nor any affiliate of the Investment Adviser will act as principal or receive directly or indirectly any compensation in connection with the purchase or sale of investment securities by the Trust, other than the compensation provided for in this Section and such brokerage commissions as are permitted by the 1940 Act and brokerage and research services as are permitted by the Securities Exchange Act of 1934, it being contemplated that WPG will act as principal broker for the Trust in U.S. securities transactions.


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     (a)  The Trust, on behalf of the Fund, will pay the Investment Adviser an annual fee, payable monthly in arrears, which varies in accordance with the total amount of daily net assets of the Fund under the management of the Investment Adviser. The annual advisory fee expressed as a percentage of the average daily net assets of the Fund is 1.50%. For any period less than a full month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month. For the purposes hereof, the net assets of the Fund shall be computed in the manner specified in the Fund's prospectus for the computation of the value of such net assets in connection with the determination of the net asset value of its shares. On any day that the net asset value calculation is suspended as specified in the Fund's prospectus, the net asset value for purposes of calculating the advisory fee shall be calculated as of the date last determined.

     (b) In addition to the foregoing, the Investment Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to assume responsibility for all or a portion of any expenses related to the operations of the Fund that are not otherwise required to be directly or indirectly borne by the Investment Adviser. Further, any agreement by the Investment Adviser to limit the Fund's operating expenses to a specific level may be made with the understanding that the Fund, to the extent legally permissable, will reimburse the Investment Adviser for advisory fees foregone and/or expenses paid by the Investment Adviser for a particular year pursuant to such agreement if in any subsequent year operating expenses for the Fund are less than the operating expenses limitation (if any), for such subsequent year to which the Investment Adviser may agree. Subject to the foregoing, and unless otherwise agreed by the Trust and the Investment Advise, any fee reduction or undertaking referred to in this Subsection shall constitute a binding modification of this Agreement while it is in effect but may be discontinued or modified prospectively by the Investment Adviser at any time.

8. ADVERTISING MATERIAL. The Trust will not approve or authorize the use or distribution, in connection with the offering of shares of the Fund for sale, of any literature or advertisements in any form or through any medium, written or oral, unless not less than ten (10) days prior to the giving of such approval or authorization by the Trust, the Trust shall have submitted such literature or advertising to the Investment Adviser and the Investment Adviser, within ten (10) days, shall either have specifically approved or shall have failed to disapprove such literature or advertising.

9.       DURATION AND TERMINATION OF THIS AGREEMENT.

     (a) DURATION. This Agreement shall remain in force until April 30, 2002 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of a majority of the Trustees, including a majority of the Trustees who are not parties hereto or "interested persons" (as defined by the 1940 Act) of the Investment Adviser, or by vote of a "majority of the outstanding voting shares" (as defined in the 1940 Act) of the Trust, subject to the provisions for termination and all of the other terms and conditions hereof.

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     (b)  VOLUNTARY TERMINATION. This Agreement may be terminated without the payment of any penalty by (a) the Trust, upon sixty (60) days notice in writing to the Investment Adviser provided such termination is authorized by resolution of the Trustees of the Trust or by a vote of a "majority of its outstanding voting shares" of the Fund (as defined in the Act) and (b) the Investment Adviser upon sixty (60) days notice in writing to the Trust.

     (c) AUTOMATIC TERMINATION. This Agreement will automatically and immediately terminate in the event of its "assignment," as that term is used in the 1940 Act and rules and regulations promulgated thereunder, by the Investment Adviser.

10. TRADING, SERVICES TO OTHERS, BROKERAGE. Nothing in this Agreement will in any way limit or restrict the Investment Adviser or any of its officers, directors, partners or employees from buying, selling or trading in any securities for its or their own or other accounts. The Investment Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Investment Adviser to or with the Trust or deemed to violate or give rise to any duty or obligation of the Investment Adviser to the Trust; provided, however, that it is understood that any advice rendered to the Trust, on behalf of the Fund, by the Investment Adviser will be used solely for the benefit of the Fund. The Trust recognizes that Investment Adviser, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

11. NAME OF THE TRUST AND THE FUND. The Trust hereby agrees that in the event that neither the Investment Adviser nor any of its affiliates acts as investment adviser to the Trust, the names of the Trust and the fund will be changed to one that does not contain the name "Weiss, Peck & Greer" or the initials "WPG" or otherwise suggest an affiliation with the Investment Adviser.

12. SERIES OF THE TRUST. The Investment Adviser recognizes that the Trust may terminate any series of the Trust, and may create new series.

13. INDEPENDENT CONTRACTOR. The Investment Adviser is an independent contractor and not an employee of the Trust for any purpose.

14. ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

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15.  NOTICES. Any notices sent pursuant to this Agreement may be sent by mail
     (postage prepaid) as follows, or to such other address or addresses as the party may advise in writing:

     (a)  In the case of notices sent to the Trust and/or the Fund, to:

                           WPG EURONET FUND
                           One New York Plaza
                           New York, New York 10004

     (b)  In the case of notices sent to the Investment Adviser, to:

                           WEISS, PECK & GREER, L.L.C.
                           One New York Plaza
                           New York, New York 10004

16. GOVERNING LAW. Except to the extent preempted by U.S. federal law, this Agreement and all performance hereunder shall be governed by the laws of the State of New York, which apply to contracts made and to be performed in the State of New York.

17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     WPG EURONET FUND


                                     By:________________________________


                                      Its:


                                     WEISS, PECK & GREER, L.L.C.



                                     By:________________________________


                                      Its: